UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2004

Hooper Holmes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9972	22-1659359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (908) 766-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2004, Hooper Holmes, Inc. (the “Company”) received a notice from the staff of the American Stock Exchange (the “Amex”) that the Company is not in compliance with the Amex’s continued listing standards, as provided in Sections 134, 1003 and 1100 of the Amex Company Guide. The notice was prompted by the Company’s filing of its quarterly report on Form 10-Q for the period ended June 30, 2004 (the “Form 10-Q”), without the Company’s outside auditor, KPMG LLP, having been able to complete its review of the Company’s financial statements included in the Form 10-Q. Because the outside auditor has not completed its review, the Amex considers the Form 10-Q not to have been timely filed.

KPMG has been unable to complete its review due to the ongoing inquiry being conducted by the Company’s Audit Committee into certain charitable contributions and other expenditures made by or at the direction of the CEO and certain other activities of the CEO. The Company’s CFO has asserted that such contributions, expenditures, and other activities violated the Company’s Code of Conduct and Ethics and the fiduciary duty of the CEO.

The Amex notice requested that the Company submit a plan by August 27, 2004 advising the Amex of action it has taken, or will take, to bring the Company into compliance with the continued listing standards within a maximum of 60 days of the Company’s receipt of the notice (the “plan period”). The Company has submitted its plan and been advised by the Amex staff of the plan’s acceptance As a result, the Company will remain listed during the plan period, though the Company will be subject to periodic review by the Amex staff during the plan period to determine whether the Company is making progress consistent with its plan.

The Company’s plan contemplates that, on or before the expiration of the plan period, the Audit Committee’s inquiry will be concluded, KPMG will complete its review of the interim financial statements included in the Form 10-Q, and the Company will file an amended Form 10-Q indicating that KPMG has completed its review. The Amex notice states that if the Company is not in compliance with the continued listing standards at the conclusion of the plan period (i.e., October 12, 2004), or does not make progress consistent with the plan during the plan period, the Amex staff will likely initiate delisting proceedings as appropriate. In that event, the Company may appeal a staff determination to initiate delisting proceedings in accordance with applicable Amex rules.

On August 24, 2004, the Company issued a news release announcing the acceptance of the Company’s plan by the staff of the Amex. A copy of this news release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.
(Registrant)

By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President
General Counsel and Secretary

Date: August 25, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated August 24, 2004